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                                  EXHIBIT 23

                         INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement Nos. 33-98988 and 33-98986 of USA Detergents, Inc. on Form S-8 of our report dated March 3, 2000, appearing in this Annual Report on Form 10-K of USA Detergents, Inc. for the year ended December 31, 1999.


/s/ Deloitte & Touche LLP

New York, New York
March 28, 2000